EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

June 17, 2010

The Board of Directors

GMX RESOURCES INC.

One Benham Place, Suite 600

9400 North Broadway

Oklahoma City, Oklahoma 73114

Re:	Consent of Independent Petroleum Engineers

To whom it may concern:

MHA Petroleum Consultants consents to the incorporation by reference in this registration statement on Form S-8 of GMX RESOURCES INC. of information regarding our report relating to the proved oil and gas reserves of GMX RESOURCES INC. for the year ended December 31, 2009, appearing in the Annual Report on Form 10-K of GMX RESOURCES INC. for the year ended December 31, 2009.

Very truly yours,

MHA PETROLEUM CONSULTANTS

/s/ John W. Arsenault

John W. Arsenault

Vice President